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                                                                    EXHIBIT 99.5
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------
  FOR THIS TYPE OF ACCOUNT:     GIVE NAME AND SSN OF:
-------------------------------------------------------
 1.  Individual                The individual

 2.  Two or more individuals   The actual owner of the
     (joint account)           account or, if combined
                               funds, the first
                               individual on the
                               account(1)

 3.  Custodian account of a    The minor(2)
     minor (Uniform Gift to
     Minors Act)

 4.  a. The usual revocable    The grantor-trustee(1)
       savings trust (grantor
       is also trustee)

     b. So-called trust        The actual owner(1)
       account that is not a
       legal or valid trust
       under state law

 5.  Sole proprietorship or    The owner(3)
     single-owner LLC
-------------------------------------------------------

-------------------------------------------------------
  FOR THIS TYPE OF ACCOUNT:     GIVE NAME AND EIN OF:
-------------------------------------------------------
 6.  Sole proprietorship or    The owner(3)
     single-owner LLC
 7.  A valid trust, estate,    Legal entity(4)
     or pension trust
 8.  Corporate of LLC          The Corporation
     electing corporate
     status on Form 8832
 9.  Association, club,        The organization
     religious, charitable,
     educational, or other
     tax-exempt organization
10.  Partnership or multi-     The partnership
     member LLC
11.  A broker or registered    The broker or nominee
     nominee
12.  Account with the          The public entity
     Department of
     Agriculture in the name
     of a public entity (such
     as a state or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals). Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 for an IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.
Payees specifically exempted from backup withholding on ALL payments include the following:
  - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  - A foreign government or a political subdivision, agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.

Other payees that MAY BE EXEMPT from backup withholding include:
  - A corporation;
  - A foreign central bank of issue;
  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;
  - A futures commission merchant registered with the Commodity Futures Trading Commission;
  - A real estate investment trust;
  - An entity registered at all times during the tax year under the Investment Company Act of 1940;
  - A common trust fund operated by a bank under section 584(a);
  - A financial institution;
  - A middleman known in the investment community as a nominee or custodian; or
  - A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You will be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer's trade or business and
    (iii) you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

PRIVACY ACT NOTICES -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE